Exhibit 99.1

Amended Loan Schedule to Secured Promissory Note dated November 10, 2022 between Acura Pharmaceuticals, Inc. and Abuse Deterrent Pharma, LLC

	Date	Principal	Aggregated Principal

Original Secured Promissory Note	11/10/2022	$2,319,279	$2,319,279
Additional loans to be included:
Loan #1	12/22/2022	$250,000	$2,569,279
Loan #2	1/19/2023	$250,000	$2,819,279
Loan #3	2/22/2023	$250,000	$3,069,279
Loan #4	3/20/2023	$250,000	$3,319,279
Loan #5	5/19/2023	$150,000	$3,469,279
Loan #6	7/10/2023	$200,000	$3,669,279
Loan #7	7/28/2023	$250,000	$3,919,279
Loan #8	8/30/2023	$250,000	$4,169,279
Loan #9	10/11/2023	$250,000	$4,419,279
Loan #10	12/04/2023	$250,000	$4,669,279
Loan #11	1/08/2024	$250,000	$4,919,279
Loan #12	2/14/2024	$250,000	$5,169,279
Loan #13	3/14/2024	$250,000	$5,419,279
Loan #14	5/10/2024	$200,000	$5,619,279
Loan #15	6/03/2024	$75,000	$5,694,279
Loan #16	6/14/2024	$200,000	$5,894,279

ACURA PHARMACEUTICALS, INC.

By: /s/ Peter A. Clemens

Peter A. Clemens

Senior Vice President & Chief Financial Officer

Date: June 14, 2024